FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF XL PRINCIPAL PARTNERS I, L.P.

                        FIRST AMENDMENT, dated as of October 30, 2002 (this “Amendment”), to the Amended and Restated Agreement of Limited Partnership, dated as of June 28, 2001 (the “Partnership Agreement”), of XL Principal Partners I, L.P. (the “Partnership”).

W I T N E S S E T H

                        WHEREAS, XL Capital Partners Corporation, as general partner of the Partnership (the “General Partner”), desires to amend the Partnership Agreement with the consent of a majority of the Limited Partners to reflect certain changes in Sections 6.1 and 8.2;

                        NOW, THEREFORE, in furtherance of the foregoing, the General Partner and the Limited Partners hereby agree as follows:

            1.   Amendment to Section 6(c).

                  The last sentence at Section 6.1 (c) is hereby amended and restated in its entirety as follows:

  “Capital Contributions held on August 15, 2002, which have not been designated for future use and which were made by either employees of XL Capital Ltd group of companies who are Grade 10 (which shall be deemed to include directors) or above or by employees who are below Grade 10 and who have opted to receive such Capital Contributions shall be promptly returned to such persons in proportion to their allocable share of such amounts originally contributed to the Partnership. In addition, an allocable portion of interest earned on such capital contributions shall also be returned to such persons. On and after August 15, 2002, the Limited Partners shall not be required to contribute any capital to the Partnership except to the extent necessary to fund Partnership expenses.”

            2.   Amendment to Section 8.2(a).

       The following sentence is hereby added at the end of Section 8.2(a):

  “Notwithstanding anything else herein to the contrary, for purposes of distributions to be made pursuant to this section in respect of investments made after July 31, 2002, the General Partner shall treat such investments and the related capital contributions, as if such investments and capital contributions were the only investments and capital contributions made pursuant to this agreement.”

            3.   Amendment to Section 8(b).

       A proviso is hereby added lit the end of Section 8.2(b) to read in its entirety as follows:

  “; provided, however, that the General Partner shall adjust such fraction to the extent a Limited Partner does not participate in a particular investment.”

            4.   Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Cayman Islands.

            5.   Effective Date. Upon execution by the General Partner, this Amendment shall be effective as of July 31, 2002.

                        IN WITNESS WHEREOF’ the General Partner has executed this Amendment as of the date first above written.

GENERAL PARTNER:
XL CAPITAL PARTNERS CORPORATION

By:_______________________________________
Name:
Title:

LIMITED PARTNERS:

By: GENERAL PARTNER, as
Attorney-in-Fact

XL CAPITAL PARTNERS CORPORATION

By:_______________________________________
Name:
Title:

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